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                                                                    EXHIBIT 3.2

                              AMENDED AND RESTATED

                                     BYLAWS

                                       OF

                               PRIZE ENERGY CORP.
                     (FORMERLY VISTA ENERGY RESOURCES, INC.)


                                   ARTICLE ONE

                                     OFFICES

         Section 1. REGISTERED OFFICE. The registered office of Prize Energy Corp. (hereinafter called the "CORPORATION") in the State of Delaware shall be at Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, State of Delaware 19801, and the registered agent in charge thereof shall be The Corporation Trust Company.

         Section 2. OTHER OFFICES. The Corporation may also have an office or offices, and keep the books and records of the Corporation, except as may otherwise be required by law, at such other place or places, either within or outside the State of Delaware, as the Board of Directors may from time to time determine or the business of the Corporation may require.


                                   ARTICLE TWO

                             STOCKHOLDERS' MEETINGS

         Section 1. PLACE OF MEETINGS. All meetings of the stockholders for the election of directors shall be at such place as may be fixed from time to time by the Board of Directors, or at such other place either within or outside the State of Delaware as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place, within or outside the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

         Section 2. ANNUAL MEETINGS. Annual meetings of stockholders shall be held on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which they shall elect by a plurality vote a Board of Directors and transact such other business as may properly be brought before the meeting.

         Section 3. NOTICE OF ANNUAL MEETING. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than 10 nor more than 50 days before the date of the meeting.






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         Section 4. STOCKHOLDER PROPOSALS. At an annual meeting of the stockholders of the Corporation, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a stockholder of the Corporation. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation, not less than 60 days nor more than 90 days prior to the meeting; provided, however, that, in the event that less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder, to be timely, must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A stockholder's notice to the Secretary shall set forth, as to each matter the stockholder proposes to bring before the annual meeting (w) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (x) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, (y) the class and number of shares of the Corporation which are beneficially owned by the stockholder, and (z) any material interest of the stockholder in such business. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this Section 4. The chair of the annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 4, and, if the chair should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

         Section 5. STOCKHOLDERS LIST. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least 10 days before each annual meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

         Section 6. SPECIAL MEETINGS. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the Chairman of the Board and shall be called by the Chairman of the Board, the President or the Secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the Corporation issued and





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outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

         Section 7. NOTICE OF SPECIAL MEETINGS. Written notice of a special meeting of the stockholders stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than 10 nor more than 60 days before the date of the meeting, to each stockholder entitled to vote at such meeting.

         Section 8. BUSINESS AT SPECIAL MEETINGS. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

         Section 9. QUORUM. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting, at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

         Section 10. REQUIRED VOTE. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, by express provision of the statutes or of the certificate of incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such question.

         Section 11. VOTING; PROXIES. Each stockholder shall, at every meeting of the stockholders, be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period.

         Section 12. CONSENT IN LIEU OF MEETING. Unless otherwise provided in the certificate of incorporation, any action which is required or is permitted to be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of notes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to a




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corporation's registered office shall be by hand or by certified or registered mail return receipt requested.


                                  ARTICLE THREE

                               BOARD OF DIRECTORS


         Section 1. NUMBER AND QUALIFICATIONS. The Board of Directors shall consist of such number of directors as may be determined from time to time by resolution of the Board of Directors; provided, however, that the Board shall not be less than three nor more than nine and no decrease in the number of directors constituting the Board shall have the effect of shortening the term of any incumbent director. The directors need not be stockholders or residents of the State of Delaware.

         Section 2. NOMINATION OF DIRECTORS. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of stockholders by or at the direction of the Board of Directors or by any stockholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 2. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the meeting; provided, however, that, in the event that less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director: (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the Corporation which are beneficially owned by such person, and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including without limitation such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (b) as to the stockholder giving the notice: (i) the name and address, as they appear on the Corporation's books, of such stockholder and (ii) the class and number of shares of the Corporation which are beneficially owned by such stockholder. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Corporation that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 2. The chair of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance




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with the procedures prescribed by these Bylaws, and, if the chair should so determine, he or she shall so declare to the meeting and the defective nomination shall be disregarded.

         Section 3. RESIGNATIONS. Any director of the Corporation may resign at any time by giving written notice to the Chairman of the Board of Directors, the President or the Secretary of the Corporation. Resignations shall become effective upon receipt or at such later time as shall be specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         Section 4. VACANCIES AND NEWLY CREATED DIRECTORSHIPS. Any vacancies in the Board of Directors and any newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual meeting of stockholders and until their successors are duly elected and shall qualify, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute. If, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole board (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least 25 percent of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office.

         Section 5. MANAGEMENT OF THE CORPORATION. The business and affairs of the Corporation shall be managed by its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute, the certificate of incorporation or these Bylaws directed or required to be exercised or done by the stockholders.

         Section 6. PLACES OF MEETINGS. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or outside the State of Delaware, as determined by the Board of Directors or the Chairman of the Board of Directors.

         Section 7. INITIAL BOARD MEETINGS. The first meeting of each newly elected Board of Directors shall be held immediately following and at the same place as the annual meeting of stockholders and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event such meeting is not held at such time and place, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the directors.

         Section 8. REGULAR MEETINGS. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the board.




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         Section 9. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors on 24 hour notice to each director, either personally or by mail or by telegram; special meetings shall be called by the Chairman of the Board of Directors, the President or the Secretary in like manner and on like notice on the written request of any director.

         Section 10. QUORUM OF AND ACTION BY DIRECTORS. At all meetings of the Board of Directors, a majority of the directors then in office shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, unless the act of a greater number is required by statute, the certificate of incorporation or these Bylaws, in which case the act of such greater number shall be requisite to constitute the act of the board. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

         Section 11. ACTION WITHOUT A MEETING. Unless otherwise restricted by the certificate of incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee.

         Section 12. TELEPHONE MEETINGS. The members of the Board of Directors or any committee thereof may participate in a meeting of the board or such committee utilizing conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and such participation shall constitute presence in person at such meeting.

         Section 13. COMMITTEES. The Board of Directors may, by resolution passed by the affirmative vote of at least a majority of the directors then in office, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, that, in the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

         Section 14. COMMITTEE MEETINGS. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when requested by the Board of Directors or any director.





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         Section 15. DIRECTORS' COMPENSATION. Subject to the provisions of
Article Four hereof, the Board of Directors shall have authority to determine, from time to time, the amount of compensation, if any, which may be paid to its members for their services as directors. The directors shall be paid their reasonable expenses, if any, of attendance at each meeting of the Board of Directors. Subject to the provisions of Article Four hereof, the Board of Directors shall also have power in its discretion to provide for and to pay to directors rendering services to the Corporation not ordinarily rendered by directors as such, special compensation appropriate to the value of such services as determined by the Board of Directors from time to time. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.


                                  ARTICLE FOUR

                           SPECIAL BOARD AUTHORIZATION
                              FOR CERTAIN MATTERS.

         Section 1. DEFINITIONS. For purposes of this Article Four the following terms shall have the meanings specified below:

         "AFFILIATE": any Person (other than a Subsidiary) which, directly or indirectly, is controlled by an officer of the Corporation or is in control of, is controlled by, or is under common control with a person controlled by an officer of the Corporation. For purposes of this definition, any director, officer or employee involved in the management of the Corporation shall be deemed to be "in control of" the Corporation and a Person shall be deemed to be "controlled by" the Corporation if the Corporation possesses, directly or indirectly, power either to (i) vote 10 percent or more of the securities having ordinary voting power for the election of directors of such Person, or (ii) direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

         "CAPITAL EXPENDITURES": costs and expenses associated with the acquisition, development or redevelopment of the Oil and Gas Properties or any other fixed or capital assets of the Corporation or any of its Subsidiaries which pursuant to GAAP are required to be capitalized and subject to depletion, depreciation or amortization, including without limitation Drilling or Completion Expenditures.

         "CAPITAL PROJECT": any project, transaction, agreement, arrangement or series of transactions, agreements or arrangements to which the Corporation or a Subsidiary of the Corporation is a party involving a capital expenditure, including without limitation (i) any purchase, lease, acquisition, developmental drilling, completion and/or recompletion of proved developed producing, proved developed non-producing, or proved undeveloped Oil and Gas Properties; (ii) any purchase, lease or acquisition and/or exploratory drilling of Oil and Gas Properties; and (iii) any purchase, lease, acquisition, construction, development or completion of transportation, compression, gathering or related facilities for oil, gas or related products or the provision of services, equipment or other Property for use in developing, completing or transporting oil, gas or related products or otherwise




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directly related and ancillary to the oil and gas business, including without limitation the transportation, production, storage and handling of water utilized or disposed of in oil and gas production.

         "DEBT": as to any Person, all indebtedness, liabilities and obligations of such Person (excluding deferred taxes) whether primary or secondary, direct or indirect, absolute or contingent (i) for borrowed money, (ii) constituting an obligation to pay the deferred purchase price of Property, (iii) evidenced by bonds, debentures, notes or similar instruments, (iv) arising under futures contracts, swap contracts, commodity hedge agreements or similar speculative agreements, (v) arising under leases serving as a source of financing or otherwise capitalized in accordance with GAAP (but excluding customary oil, gas or mineral leases and operating leases of equipment), (vi) arising under conditional sales or other title retention agreements, (vii) under direct or indirect guaranties of Debt of any Person or constituting obligations to purchase or acquire or to otherwise protect or insure a creditor against loss in respect of indebtedness of any Person (such as obligations under working capital maintenance agreements, agreements to keep-well, agreements to purchase Debt, assets, goods, securities or services, or take-or-pay agreements, but excluding endorsements in the ordinary course of business of negotiable instruments in the course of collection), (viii) with respect to letters of credit or applications or reimbursement agreements therefor, or (ix) with respect to payments received in consideration of oil, gas or other minerals yet to be acquired or produced at the time of payment (including without limitation obligations under "take-or-pay" contracts to deliver gas in return for payments already received and the undischarged balance of any production payment created by such Person or for the creation of which such Person directly or indirectly received payment) or with respect to other obligations to deliver goods or services in consideration of advance payments.

         "DRILLING OR COMPLETION EXPENDITURE": any expenditure incurred, or required to be incurred, by the Corporation or any Subsidiary, with respect to exploratory drilling of Oil and Gas Properties or any developmental drilling, completion and/or recompletion of proved developed producing, proved developed non-producing, or proved undeveloped Oil and Gas Properties.

         "GAAP": generally accepted accounting principles as applied in the oil and gas industry in the United States of America in effect from time to time.

         "LIEN": any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and including without limitation the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term "Lien" shall include reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting Property.

         "OIL AND GAS PROPERTIES": all rights, estates, titles and interests of the Corporation or its Subsidiaries in and to any oil, gas or other mineral fee or leasehold estates, any royalty, overriding royalty interest, production payment, net profit interest, mineral fee interest and other rights therein,



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and all real and personal property of any kind or nature associated therewith, including without limitation all proceeds from the production or sale of oil, gas and other hydrocarbons, all easements, permits, licenses, servitudes and rights of way, all pipelines, gathering lines, trunk lines, lateral lines, compressors, dehydration and pumping equipment, tanks, storage facilities and plants, and all options, rights of refusal, contract rights, accounts receivable and general intangibles arising from any contracts or agreements relating thereto.

         "PERMITTED DEBT": any Debt (i) which is set forth in an Approved Budget (as defined in Section 2(i) of this Article Four); (ii) consisting of loans or advances among the Corporation and its Subsidiaries which have been approved by the Board of Directors pursuant to the provisions of Section 2 of this Article Four; (iii) incurred under the Corporation's and its Subsidiaries' senior bank credit facility; or (iv) not described in clauses (i) - (iii) above which is incurred at times when the Corporation is in compliance with a minimum net worth test deemed acceptable by at least 70 percent of the members of the Board of Directors.

         "PERMITTED LIENS": any or all of the following: (i) Liens securing Permitted Debt; (ii) Liens for taxes, assessments or other governmental charges or levies not yet due or which are being contested in good faith by appropriate action and if reserves adequate under GAAP shall have been established therefor;
(iii) legal or equitable encumbrances deemed to exist by reason of the existence of any litigation or any other legal proceeding or arising out of a judgment or award with respect to which an appeal is being prosecuted in good faith and if reserves adequate under GAAP shall have been established therefor; (iv) vendors', carriers', warehousemen's, repairmen's, mechanics', workmen's, materialmen's, construction or other like Liens arising by operation of law in the ordinary course of business or incident to the construction or improvement of any Property, or operator or non-operator Liens under joint operating agreements, in respect of obligations which are not yet due or which are contested in good faith by appropriate proceedings and if reserves adequate under GAAP shall have been established therefor; and (v) servitudes, easements, restrictions, rights of way and other similar rights or Liens in real or immovable property or any interest therein, provided the same do not materially impair the use of such property for the purposes for which it is held.

         "PERSON": any corporation, natural person, firm, joint venture, association, limited liability company, partnership, trust, unincorporated organization, government or any department or agency of any government or any other form of entity.

         "PROPERTY": any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

         "SUBSIDIARY" or "SUBSIDIARIES": with respect to any Person, any corporation, association, partnership, limited liability company, joint venture, or other business or corporate entity, enterprise or organization of which the management is directly or indirectly (through one or more intermediaries) controlled by such Person or 50 percent or more of the equity interests in which is directly or indirectly (through one or more intermediaries) owned by such Person. Unless otherwise



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

qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Article Four shall refer to a Subsidiary or Subsidiaries of the Corporation.

         Section 2. SPECIAL BOARD AUTHORIZATION FOR CERTAIN MATTERS. The Corporation (and the officers and agents acting on the Corporation's behalf) shall not, and the Corporation, when acting in its capacity as the general partner or controlling stockholder of any of its Subsidiaries (and the officers and agents acting on the Corporation's behalf in such capacity), shall not permit such Subsidiaries to, do any of the things described in clauses (i)-(x) below without the affirmative vote of at least a majority of all directors then serving on the Board of Directors at a regular meeting or a special meeting called for such purpose, or by written consent:

               (i) approve and implement annual budgets for general and administrative expenses (including without limitation salary, bonuses, general operating and overhead expenses) of the Corporation or any of its Subsidiaries or annual budgets for Capital Expenditures of the Corporation or any of its Subsidiaries, or incur expenses or disburse funds for any of such purposes prior to the approval of such budgets by the Board of Directors as required hereby (any budgets which are approved as required herein are referred to as "APPROVED BUDGETS");

               (ii) approve, agree, grant or otherwise make arrangements for any payment or grant of, annual compensation or benefits to officers or other executive employees of the Corporation or any of its Subsidiaries, including without limitation entering into employment agreements, adopting stock option plans or employee benefit plans or granting options or benefits to any such persons under any existing plans;

               (iii) make any expenditure not otherwise subject to Board of Director approval under this Section 2, which exceeds by more than 5 percent the amount set forth in the appropriate line item for such expenditure in an Approved Budget;

               (iv) approve, enter into any agreements or other arrangements with respect to, or make any payments, incur any expenses or disburse any funds for (A) any Capital Project, the completion or full capitalization of which can reasonably be expected to require the Corporation or any of its Subsidiaries to expend, in the aggregate, in excess of $15,000,000, (B) the acquisition, directly or indirectly, of any assets or securities of any company with an aggregate purchase price in excess of $15,000,000, to the extent such acquisition is not otherwise subject to approval under the preceding clause (A), or (C) any Capital Project for the exploration of an Oil and Gas Property with undeveloped or possible reserves (including without limitation the acquisition of leasehold interests and seismic data, the drilling of wells and all related costs and expenses) which can reasonably be expected to require the Corporation or any of its Subsidiaries to expend, in the aggregate, in excess of $2,500,000;

               (v) authorize or permit any amendment, modification or change, or waiver of any right under, or voluntarily fail to perform obligations under (when the means for such performance is available), any agreement pertaining to Permitted Debt, except for any amendment, modification, change, waiver or voluntary failure to perform an agreement


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          pertaining to Debt which (A) would not subject the Corporation or such
          Subsidiary, as applicable, to obligations, requirements or liabilities which, taken as a whole, are materially more burdensome to such party than the obligations, requirements or liabilities imposed on them before such amendment, modification, change, waiver or voluntary failure to perform, and (B) is made or given in the ordinary course of business and would not reasonably be expected to result in a decrease of more than $500,000 in the value of the benefits that would accrue to the Corporation or such Subsidiary, as applicable, under such agreement;

               (vi) approve, agree or consent to or make or enter into any agreement or transaction or take any other action the effect of which is to cause any fundamental change in the Corporation or any of its Subsidiaries, or their respective businesses, including without limitation the following: (A) any material change in the Corporation's or any of its Subsidiaries' operating strategies or in the geographic locations or methods of conducting their respective businesses; (B) the institution of proceedings to be adjudicated a bankrupt or insolvent, or the consent to the institution of bankruptcy or insolvency proceedings or the filing of a petition or consent to a petition seeking reorganization or relief under any applicable federal or state law relating to bankruptcy, or the consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator or other similar official, or an assignment for the benefit of creditors, or, except as may be required by any fiduciary obligation of the Board of Directors or as may be required by applicable law, the admission in writing of inability to pay debts generally as they become due, or any corporate action in furtherance of any such action; or (C) any voluntary withdrawal as a general partner or managing member, or relinquishment of rights as a controlling stockholder, of any Subsidiary;

               (vii) issue any capital stock, partnership interest, limited liability company interest or other similar equity interest in the Corporation or any of its Subsidiaries or repurchase any capital stock, partnership interest, limited liability company interest or other similar equity interest in the Corporation or any of its Subsidiaries (including without limitation any common stock or preferred stock of the Corporation or any general partnership, limited partnership or preferred limited partnership interest in any partnership);

               (vii) create Subsidiaries or make additional contributions or investments in any Subsidiaries;

               (ix) sell, lease, transfer or otherwise dispose of (including without limitation farm-outs), directly or indirectly, any assets, other than sales of product produced in the ordinary course of business, with a fair market value, in the aggregate, in excess of $5,000,000; or

               (x) enter into or modify any hedge, swap, futures, option or other derivative transactions or contracts.

         Section 3. SUPER MAJORITY BOARD AUTHORIZATION FOR CERTAIN MATTERS. The Corporation (and the officers and agents acting on the Corporation's behalf) shall not, and the Corporation, when acting in its capacity as the general partner or controlling stockholder of any of its Subsidiaries (and the officers and agents acting on the Corporation's behalf in such capacity), shall not permit such Subsidiaries to, do any of the things described in clauses (i)-(v) below without the affirmative vote of at least 70 percent of all directors then serving on the Board of Directors (or, in the case of a matter described clause (iii) below, at least 70 percent of all directors who are not required to abstain from voting on the transaction as a result of a conflict or potential conflict of interest in the transaction) at a regular meeting or a special meeting called for such purpose, or by written consent:

               (i) approve, agree or consent to, or make or enter into any agreement, transaction or take any other action the effect of which is to cause, any merger, consolidation or amalgamation, liquidation, winding-up or dissolution, conveyance, sale, lease, assignment, transfer or other disposition of, in one transaction or a series of transactions, all or any material part of their respective businesses or Properties having a value of $100,000,000 or more, whether now owned or hereafter acquired;

               (ii) incur, create, authorize, issue, assume or suffer to exist any Debt or any Liens related thereto except Permitted Debt and Permitted Liens;

               (iii) enter into any transaction, including without limitation any purchase, sale, lease or exchange of Property or the rendering of any service, with any Affiliate or employee unless such transactions are in the ordinary course of the Corporation's or such Subsidiary's business and are upon fair and reasonable terms no less favorable to the Corporation, or such Subsidiary, as the case may be, than it would obtain in a comparable arm's-length transaction with unaffiliated Persons and the aggregate amount of money or the value of Property to be paid or received by the Corporation or such Subsidiary in such transaction, together with all other transactions then in effect among the Corporation or such Subsidiary and its Affiliates, would not exceed $200,000 in any 12 month period;

               (iv) pay any dividends on shares of the Corporation's common stock while any shares of the Corporation's Series A 6% Convertible Preferred Stock ("SERIES A PREFERRED") remain outstanding; or

                  (v) increase or decrease the aggregate number of authorized shares of Series A Preferred, increase or decrease the par value of Series A Preferred, or alter or change the powers, preferences or special rights of Series A Preferred so as to adversely affect the shares of Series A Preferred.

         Section 4. PROVISIONS CUMULATIVE. The provisions in this Article Four are not intended to be an exclusive statement of all of the actions of the Corporation which require prior approval of the Board of Directors, and this Article Four shall be deemed to be cumulative of any and all requirements imposed by the certificate of incorporation, other provisions of these Bylaws or applicable law with respect to Board of Director approval of actions taken by the Corporation.

                                  ARTICLE FIVE

                                     NOTICES

         Section 1. MANNER OF GIVING NOTICE. Whenever, under the provisions of the statutes or of the certificate of incorporation or of these Bylaws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by prepaid telegram.

         Section 2. WAIVER OF NOTICE. Whenever any notice is required to be given under the provisions of the statutes or of the certificate of incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.


                                   ARTICLE SIX

                                    OFFICERS

         Section 1. NUMBER, QUALIFICATIONS AND DESIGNATION. The officers of the Corporation shall be chosen by the Board of Directors and shall be a President, Secretary and such other officers as may be elected in accordance with the provisions of Section 3 of this Article Six. One person may hold more than one office. Officers may be, but need not be, directors or stockholders of the Corporation.

         Section 2. ELECTION AND TERM OF OFFICE. The officers of the Corporation, except those elected by delegated authority pursuant to Section 3 of this Article Six, shall be elected annually by the Board of Directors, and each such officer shall hold his or her office until such officer's successor shall have been elected and shall qualify, or until his or her earlier death, resignation or removal. Any officer may resign at any time upon written notice to the Corporation or may be removed, with or without cause, by the Board of Directors.

         Section 3. OTHER OFFICERS, COMMITTEES AND AGENTS. The Board of Directors may from time to time elect such other officers, including without limitation a Chairman of the Board of Directors, a Vice Chairman of the Board of Directors, a Treasurer and one or more Vice Presidents, Assistant Secretaries and Assistant Treasurers, and appoint such committees, employees and other agents as it deems necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as are provided in these Bylaws, or as the Board of Directors may from time to time determine. The Board of Directors may delegate to any officer or committee the power to elect subordinate officers and to retain or appoint employees or other agents, or committees thereof, and to prescribe the authority and duties of such subordinate officers, committees, employees or other agents.

         Section 4. CHAIRMAN OF THE BOARD AND VICE CHAIRMAN. The Chairman of the Board of Directors, if any, shall preside at all meetings of the Board of Directors and shall perform such other duties as may be prescribed by the Board of Directors from time to time. He or she may sign and deliver on behalf of the Corporation any deeds, mortgages, bonds, contracts, certificates, powers of attorney and other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation or shall be required by law to be otherwise signed or executed. The Vice Chairman, if any, shall, at the request of the Chairman or in his or her absence or disability, perform the duties and exercise the powers of the Chairman, and shall perform such other duties as the Board of Directors shall prescribe.

         Section 5. PRESIDENT. The President shall preside at all meetings of the stockholders and, if there is no Chairman or Vice Chairman of the Board of Directors, or in their absence, all meetings of the Board of Directors. He or she may sign and deliver on behalf of the Corporation any deeds, mortgages, bonds, contracts, certificates, powers of attorney and other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation or shall be required by law to be otherwise signed or executed. The President may employ all agents and employees of the Corporation and may discharge any such agent or employee, and, in general, shall perform all duties incident to the office of President, and such other duties as from time to time may be assigned to him or her by the Board of Directors.

         Section 6. CHIEF EXECUTIVE OFFICER. The Board of Directors shall assign the duties of the Chief Executive Officer of the Corporation to either the Chairman of the Board of Directors or the President. Such duties shall include the authority and powers necessary for the general management of the business, properties, activities and policies of the Corporation, subject, however, to the control of the Board of Directors.

         Section 7. CHIEF OPERATING OFFICER. The Board of Directors shall assign the duties of the Chief Operating Officer of the Corporation to the Chairman of the Board of Directors, the President or any other officer of the Corporation. Such duties shall include the authority necessary for the active management and general supervision of the everyday business of the Corporation and the duty to see that all orders and policies of the Chief Executive Officer and the Board of Directors are carried into effect. The Chief Operating Officer shall appoint and remove, employ and discharge, and fix the compensation of all employees and agents of the Corporation, other than the duly elected officers, subject to the approval of the Board of Directors. At the request of the Chief Executive Officer, or in his or her absence or disability, the Chief Operating Officer shall exercise all the powers and discharge all the duties of the Chief Executive Officer.

         Section 8. CHIEF FINANCIAL OFFICER. The Board of Directors may assign the duties of Chief Financial Officer of the Corporation to any officer of the Corporation. Such duties shall include the active management and supervision of the financial and accounting affairs of the Corporation.

         Section 9. VICE PRESIDENTS. Any Vice President shall, at the request of the President or in his absence or disability, perform the duties and exercise the powers of the President and such other duties as may from time to time be assigned by the Board of Directors, the Chairman of the Board of Directors or the President. At the discretion of the Board of Directors, one or more Vice Presidents may be designated as an Executive Vice President or Senior Vice President.

         Section 10. SECRETARY AND ASSISTANT SECRETARIES. The Secretary shall
(i) attend all meetings of the stockholders and of the Board of Directors and shall record the proceedings of the stockholders and of the directors and of committees of the Board in a book or books to be kept for that purpose; (ii) see that notices are given and records and reports properly kept and filed by the Corporation as required by law; (iii) be the custodian of the seal of the Corporation and see that it is affixed to all documents to be executed on behalf of the Corporation under its seal; and (iv) in general, perform all duties incident to the office of Secretary, and such other duties as may from time to time be assigned to him or her by the Board of Directors, the Chairman of the Board of Directors or the President. Any Assistant Secretary shall, at the request of the Secretary or in his or her absence or disability, perform the duties and exercise the powers of the Secretary and shall perform such other duties as the Board of Directors, the President or the Secretary shall prescribe.

         Section 11. TREASURER AND ASSISTANT TREASURERS. The Treasurer, if any, shall have or provide for the custody of the funds or other property of the Corporation. Whenever so required by the Board of Directors, the Chairman of the Board of Directors or the President, the Treasurer shall render an account showing his or her transactions as Treasurer and the financial condition of the Corporation. In general, the Treasurer shall discharge such other duties as may from time to time be assigned to him or her by the Board of Directors, the Chairman of the Board of Directors or the President. Any Assistant Treasurer shall, at the request of the Treasurer or in his or her absence or disability, perform the duties and exercise the powers of the Treasurer and shall perform such other duties as the Board of Directors, the President or the Treasurer shall prescribe.

         Section 12. OFFICERS' BONDS. No officer of the Corporation need provide a bond to guarantee the faithful discharge of his or her duties unless the Board of Directors shall by resolution so require a bond, in which event such officer shall give the Corporation a bond (which shall be renewed if and as required) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his or her office.

         Section 13. COMPENSATION. The compensation of the officers and agents of the Corporation elected by the Board of Directors shall be fixed from time to time by the Board of Directors. Any employment contract, whether for an officer, agent or employee, if expressly approved or specifically authorized by the Board of Directors, may fix a term of employment, and any such contract, but only if so approved or authorized, shall be valid and binding upon the Corporation in accordance with the terms thereof; provided, however, this provision shall not limit or restrict in any way the right of the Corporation at any time in its discretion (which right is hereby expressly reserved) to remove from office, discharge or terminate the employment or otherwise dispense with the services of any such officer, agent or employee, as provided in these Bylaws, prior to the expiration of the term of employment under any such contract, provided only that the Corporation shall not thereby be relieved of any continuing liability for salary or other compensation provided for in such contract.

         Section 14. ACTION WITH RESPECT TO SECURITIES OF OTHER CORPORATIONS. Unless otherwise directed by the Board of Directors, the Chairman of the Board of Directors, the President or any Vice President of the Corporation shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of security holders, or with respect to any action of security holders, of any other Corporation in which the Corporation may hold securities and shall have power to exercise any and all rights and powers which the Corporation may possess by reason of its ownership of securities in such other Corporation.


                                  ARTICLE SEVEN

                         SHARES AND TRANSFERS OF SHARES

         Section 1. SHARE CERTIFICATES. Every holder of stock in the Corporation shall be entitled to have a certificate, in the name of the Corporation, signed by the Chairman of the Board of Directors, the President or a Vice President, and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by such holder in the Corporation.

         Section 2. SIGNATURES. Where a certificate is countersigned (i) by a transfer agent other than the Corporation or its employee, or (ii) by a registrar other than the Corporation or its employee, any other signature on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

         Section 3. LOST CERTIFICATES. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate or certificates alleged to have been lost, stolen or destroyed.

         Section 4. TRANSFERS OF STOCK. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

         Section 5. FIXING RECORD DATE. In order that the Corporation may determine the stockholders entitled to notice of and to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action. A determination of stockholders of record entitled to notice of and to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

         Section 6. REGISTERED STOCKHOLDERS. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.


                                  ARTICLE EIGHT

          INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS


         Section 1. THIRD PARTY ACTIONS. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including without limitation attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner that such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

         Section 2. DERIVATIVE ACTIONS. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including without limitation attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses that the Court of Chancery of Delaware or such other court shall deem proper.

         Section 3. DETERMINATION OF INDEMNIFICATION. Any indemnification under
Section 1 or 2 of this Article Eight (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 1 or 2 of this Article Eight. Such determination shall be made (i) by unanimous vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iii) by the stockholders.

         Section 4. RIGHT TO INDEMNIFICATION. Notwithstanding the other provisions of this Article Eight, to the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 1 or 2 of this Article Eight, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including without limitation attorneys' fees) actually and reasonably incurred by such person in connection therewith.

         Section 5. ADVANCEMENT OF EXPENSES. The Corporation shall pay the expenses (including without limitation attorneys' fees) incurred in defending any civil, criminal, administrative or investigative action, suit or proceeding in advance of the final disposition of such action, suit or proceeding; provided, however, that the payment of expenses incurred by a director, officer, employee or agent in advance of the final disposition of the action, suit or proceeding shall be made only upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay all amounts advanced if it should be ultimately determined that such person is not entitled to be indemnified under this Article Eight or otherwise.

         Section 6. INDEMNIFICATION AND ADVANCEMENT OF EXPENSES NOT EXCLUSIVE. The indemnification and advancement of expenses provided by, or granted pursuant to, the other Sections of this Article Eight shall not be deemed exclusive of any other rights to which any person seeking indemnification may be entitled under any law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office. All rights to indemnification under this Article Eight shall be deemed to be provided by a contract between the Corporation and the director, officer, employee or agent who served in such capacity at any time while these Bylaws and other relevant provisions of the Delaware General Corporation Law and other applicable law, if any, are in effect. Any repeal or modification thereof shall not affect any rights or obligations then existing.

         Section 7. INSURANCE. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the applicable provisions of the Delaware General Corporation Law.

         Section 8. DEFINITIONS OF CERTAIN TERMS. For purposes of this Article Eight, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including without limitation any constituent of a constituent) absorbed in a consolidation or merger that, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article Eight with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

         For purposes of this Article Eight: (i) references to "other enterprise" shall include employee benefit plans; (ii) references to "fines" shall include any excise tax assessed on a person with respect to any employee benefit plan; and (iii) references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation that imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries. A person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article Eight.

         Section 9. CONTINUATION AND SUCCESSORS. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article Eight shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.


                                  ARTICLE NINE

                                  MISCELLANEOUS

         Section 1. INTERESTED DIRECTORS AND OFFICERS: QUORUM. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his, her or their votes are counted for such purpose, if (i) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the board or the committee, and the board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the board, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board or of a committee which authorizes the contract or transaction.

         Section 2. DIVIDENDS. Dividends upon the capital stock of the Corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation.

         Section 3. RESERVES. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

         Section 4. FISCAL YEAR. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

         Section 5. SEAL. The seal of the Corporation shall be in such form as shall be adopted and approved from time to time by the Board of Directors. The seal may be used by causing it, or a facsimile thereof, to be impressed, affixed, imprinted or in any manner reproduced.

         Section 6. LOANS AND GUARANTIES. The Corporation may lend money to, guaranty obligations of and otherwise assist its directors, officers and employees if the Board of Directors determines that such a loan, guaranty or assistance reasonably may be expected to benefit, directly or indirectly, the Corporation.


                                   ARTICLE TEN

                                   AMENDMENTS

         The provisions of these Bylaws set forth in Article Four and in this Article Ten may be amended or repealed, or new bylaws which replace such provisions may be adopted, only by the affirmative vote of at least 70 percent of all directors then serving on the Board of Directors or by the unanimous written consent of all the directors. Any provision of these Bylaws not described in the preceding sentence may be amended or repealed, or new bylaws which replace such provisions may be adopted, by the affirmative vote of a majority of the number of directors then comprising the Board of Directors or by unanimous written consent of all the directors, unless (i) by statute or the certificate of incorporation the power is reserved exclusively to the stockholders in whole or in part, or (ii) the stockholders in amending, repealing or adopting a particular bylaw expressly provide that the Board of Directors may not amend or repeal that bylaw.


         APPROVED by the Board of Directors of the Corporation on the 8th day of February, 2000.




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